Exhibit 3.117

CERTIFICATE OF FORMATION

OF

SUNGARD TECHNOLOGY SERVICES LLC

This Certificate of Formation of SunGard Technology Services LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Technology Services LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 10, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGuard Technology Services LLC Certificate of Formation

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of August 12, 2005, between SunGard Technology Services Inc., a Pennsylvania corporation, and SunGard Technology Services LLC, a Delaware limited liability company, in accordance with Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 1922 and 1924(a) of the Pennsylvania Business Corporation Law of 1988.

WITNESSETH:

WHEREAS, the Board of Directors of SunGard Technology Services Inc. desires to merge SunGard Technology Services Inc. with and into SunGard Technology Services LLC pursuant to the terms and conditions of this Agreement (the “Merger”);

WHEREAS, the Board of Managers of SunGard Technology Services LLC desires to merge SunGard Technology Services Inc. with and into SunGard Technology Services LLC pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of SunGard Technology Services Inc. has adopted a resolution by unanimous written consent dated August 12, 2005 approving this Agreement and submitting it to SunGard Investment Ventures LLC, the sole stockholder of SunGard Technology Services Inc.;

WHEREAS, the Board of Managers of SunGard Technology Services LLC has adopted a resolution by unanimous written consent dated August 10, 2005 approving the form, terms and provisions of and the transactions contemplated by this Agreement and submitting it SunGard Investment Ventures LLC, the sole member of SunGard Technology Services LLC;

WHEREAS, SunGard Investment Ventures LLC, the sole stockholder of SunGard Technology Services Inc., has adopted a resolution adopting this Agreement; and

WHEREAS, SunGard Investment Ventures LLC, the sole member of SunGard Technology Services LLC has adopted a resolution approving the form, terms and provisions of and the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SunGard Technology Services Inc. and SunGard Technology Services LLC hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

(a) “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.

(b) “PBCL” means the Pennsylvania Business Corporation Law of 1988, as amended.

(c) “SunGard Technology Services Membership Interest” means the entire membership interest in SunGard Technology Services LLC, consisting of 1,000 units held by SunGard Investment Ventures LLC.

(d) “SunGard Technology Services Stock” means the 1,000 shares of issued and outstanding common stock, par value $1.00 per share, of SunGard Technology Services Inc.

ARTICLE II.

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time (as defined in this Section 2.01) of the Merger, SunGard Technology Services Inc. shall be merged with and into SunGard Technology Services LLC in accordance with Title 6, Section 18-209 of the DLLCA and the provisions of the PBCL, whereupon the separate existence of SunGard Technology Services Inc. shall cease, and SunGard Technology Services LLC shall be the surviving entity (the “Surviving Entity”).

(b) The name of the Surviving Entity shall be “SunGard Technology Services LLC”.

(c) Promptly after the execution hereof, SunGard Technology Services LLC will file a certificate of merger with the Secretary of State of the State of Delaware and SunGard Technology Services Inc. and SunGard Technology Services LLC shall cause articles of merger and the appropriate docketing statement to be filed with the Pennsylvania Department of State. Each of the certificate of merger and the articles of merger shall provide that the Merger shall be effective as of 11:59 p.m. EDT on August 12, 2005 (the “Effective Time”).

(d) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of SunGard Technology Services Inc. and SunGard Technology Services LLC, all as provided under the DLLCA and the PBCL.

Section 2.02. Effect on Shares and Membership Interests. At the Effective Time,

(a) the SunGard Technology Services Membership Interest shall remain outstanding and unaffected by the Merger.

(b) each then issued and outstanding share, and each share held in the treasury, if any, of the SunGard Technology Services Stock shall be cancelled, and no payment shall be made with respect thereto.

ARTICLE III.

THE SURVIVING ENTITY

Section 3.01. Limited Liability Company Agreement of Surviving Entity. At the Effective Time, automatically and without further action, the Limited Liability Company Agreement of SunGard Technology Services LLC shall be the Limited Liability Agreement of the Surviving Entity.

Section 3.02. Member of Surviving Entity. From and after the Effective Time, SunGard Investment Ventures LLC shall continue as the member of the Surviving Entity, subject to the provisions of the Limited Liability Agreement of the Surviving Entity.

Section 3.03. Members of the Board of Managers and Officers. The persons who are the members of the Board of Managers and officers of SunGard Technology Services LLC immediately prior to the Effective Time shall continue as the members of the Board of Managers and officers of the Surviving Entity, in the same capacity or capacities, each of such members of the Board of Managers and officers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Surviving Entity.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement.

Section 4.03. Termination. This Agreement may be terminated and the Merger abandoned by the mutual consent of SunGard Technology Services Inc. and SunGard Technology Services LLC at any time prior to the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNGARD TECHNOLOGY SERVICES INC.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

SUNGARD TECHNOLOGY SERVICES LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Agreement and Plan of Merger between SunGard Technology Services Inc. and SunGard Technology Services LLC

CERTIFICATE OF MERGER

of

SUNGARD TECHNOLOGY SERVICES INC.,

a Pennsylvania corporation

with and into

SUNGARD TECHNOLOGY SERVICES LLC,

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), SunGard Technology Services LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following information relating to the merger of SunGard Technology Services Inc., a Pennsylvania corporation, into the Company (the “Merger”):

FIRST: The names and states of formation and incorporation, as applicable, of the Company and SunGard Technology Services Inc., which are the constituent companies in the Merger (the “Constituent Companies”), are as follows:

Name	State
SunGard Technology Services LLC	Delaware
SunGard Technology Services Inc.	Pennsylvania

SECOND: The Agreement and Plan of Merger dated as of August 12, 2005 (the “Merger Agreement”) by and among the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with the provisions of the DLLCA and the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”).

THIRD: The name of the limited liability company surviving the Merger (the “Surviving LLC”) is “SunGard Technology Services LLC”.

FOURTH: The Merger shall be effective at 11:59 p.m. EDT on August 12, 2005 in accordance with the Merger Agreement, the DLLCA and the PBCL.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving LLC. The address of the principal place of business of the Surviving LLC is: 680 E. Swedesford Road, Wayne, PA 19087.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of the Constituent Companies.

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IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be signed by an authorized person this 12th day of August, 2005.

SUNGARD TECHNOLOGY SERVICES LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to SunGard Technology Services LLC Certificate of Merger